UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: : (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☑  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On May 4, 2018, Western Uranium Corporation (“Western” or the “Company”) completed the closing of a non-brokered private placement (the “Placement”). In the Placement, the Company issued a total of 909,622 units (the “Units”) for gross proceeds of CAD$618,543. The Company issued the Units at a price of CAD$0.68 per Unit. Each Unit consists of one common share of the Company (a “Share”) plus one-half common share purchase warrant of the Company. Each whole warrant (a “Warrant”) entitles the holder to purchase one Share at a price of CAD$1.15 for a period of 2 years following the closing date of the Placement. The Warrants contain a provision that if the Company’s shares trade at or above CAD$2.50 per share for five consecutive trading days, the Company may, at any time after the expiry of the applicable statutory hold period, accelerate the expiration of the Warrants upon not less than 30 days’ written notice by the Company. Only accredited investors (as defined in Rule 501(a) of Regulation D) participated in the Placement. The Company relied on Rule 506(b) of Regulation D for offers and sales of the Units to both U.S. and non-U.S. subscribers. The Company will file Form D with respect to the Placement.

A shares for debt settlement (the “Settlement”) with two creditors of the Company was closed in parallel to the Placement, providing for the settlement of a total of approximately CAD$41,366 through the issuance of an aggregate of 60,832 Shares at a deemed price of CAD$0.68 per Share. The Company relied on the private offering exemption in Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, for the offer and sale of such Shares to a creditor in the United States and Rule 903 of Regulation S for the offer and sale of such Shares outside of the United States to a Canadian creditor.

A copy of the press release announcing the issuance of these securities is attached as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2018, the Company issued a press release announcing that Mr. Russell Fryer no longer serves as Executive Chairman or on the Board of Directors of the Company and that Mr. Bryan Murphy, a current member of the Board of Directors, has been appointed as Chairman of the Board.

Over the past two years, Western has been engaged in a cost reduction program. To further such cost reductions, Western has taken steps to streamline its management. As disclosed in the Company’s financial statements for the year ended December 31, 2017, on January 28, 2018 the Company provided 90-day notice to Mr. Fryer’s Baobab Asset Management terminating its consulting contract with the Company effective April 30, 2018. Mr. Fryer served as Executive Chairman of the Company pursuant to that contract and was a named executive officer in the Company’s Form 10-K annual report for the fiscal year ended December 31, 2017. Upon the termination of that contract, Mr. Fryer resigned from all positions on the Board of Directors effective May 1, 2018, including as a director and Chairman of the Board and as a member of the audit committee.

A copy of the press release announcing these changes is included as Exhibit 99.2 to this report.

Item 8.01. Other Events.

On April 30, 2018, Western issued a news release reporting recent developments with regard to the Pinon Ridge Mill. A copy of the press release is included as Exhibit 99.3 to this report.

On May 4, 2018, the Company issued another press release providing a further update regarding the Pinon Ridge Mill. A copy of the press release is included as Exhibit 99.4 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 4, 2018

99.2	Press Release dated May 1, 2018

99.3	Press Release dated April 30, 2018

99.4	Press Release dated May 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2018	WESTERN URANIUM CORPORATION

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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